Exhibit 2.3

Filed in the office of the
Secretary of State
of the State of Nevada
Dec 30, 1992
No. 5179-90


             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

        H.K. TERMOHLEN              and
        ---------------------------     --------------------------
        Name of Incorporator            Name of Incorporator

certify that:

1. They constitute at least two-thirds of the original incorporators of ORANGE COUNTY BANCORP
---------------------
Name of Corporation

 a Nevada corporation.

2. The original articles were filed in the Office of the Secretary of State on JULY 8, 1990, and a certified copy of the articles were filed in the Office of
the County Clerk on              , 19  .
                    -------------    --

3. As of the date of this certificate, no part of the capital of the corporation has been paid.

4. They hereby adopt the following amendment to the articles of incorporation of this corporation: Article ONE (1) is amended to read as follows:
                          ---------

MEDICAL ACCOUNTING & COMPUTERS



                                                   /s/ H.K. Termohlen
                                                   ------------------------
                                                          Signature



                                                   ------------------------
                                                          Signature


State of California
         ----------
County of Riverside
          ---------

        On Dec. 29, 1992, personally appeared before me, a Notary Public, H.K. Termohlen, who acknowledged that they executed the above instrument.

                                                   /s/ Janice E. Marshall
                                                   ------------------------
                                                   Signature of Notary

(Notary Seal or Stamp)